Exhibit 99.1 Contact: Joe Crivelli Senior Vice President Gregory FCA Direct: 610-228-2100 Mobile: 610-299-6700

NUTRISYSTEM REPORTS 2011 RESULTS

Board of Directors declares first quarter dividend of 17.5 cents per share

Fort Washington, PA—March 5, 2012—Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the year ended December 31, 2011. The company also announced that the Board of Directors has declared a quarterly dividend of $0.175 per share, payable March 26, 2012, to shareholders of record as of March 15, 2012.

For the year ended December 31, 2011:

·	Revenues were $401.3 million, compared to $509.5 million in 2010.

·	Operating income from continuing operations was $19.1 million, compared to $53.2 million in 2010.

·	Net income was $12.3 million, compared to $33.6 million in 2010.

·	Earnings per diluted share was $0.43, compared to $1.12 per diluted share in 2010.

·	Adjusted EBITDA was $40.1 million, compared to $75.8 million in 2010.

·	Cash, cash equivalents and marketable securities were $57.6 million at December 31, 2011.

Joe Redling, Chairman and Chief Executive Officer said, “While our financial performance was disappointing in 2011, I’m proud of how the Nutrisystem team pulled together to improve execution in the tough, competitive and economic environment. We creatively used promotions throughout the year to energize consumer response and conversion. We carefully controlled costs all throughout the business, with reductions in general and administrative and marketing expenses. We reinvested in new products, new sales channels, new celebrity spokespersons, and new advertising and public relations strategies to return to growth in 2012. The net result was Nutrisystem remained profitable for the year with a solid bottom line, and generated significant cash flow to return cash to shareholders while still investing in growth initiatives for the future.”

Mr. Redling added, “Our 2012 marketing approach is reaching a broader customer base and introducing new prospective customers to the new Nutrisystem SUCCESS core program as witnessed by early spikes in demand we experienced at the beginning of the diet season. We attracted a significant number of new buyers to the brand and we are now adjusting our promotional strategies to improve conversion rates both in the call center and on the web. Our retail strategy is coming into focus and we expect to launch with Nutrisystem-branded product in select grocery store diet aisles in mid-2012. We believe this is a significant long-term revenue opportunity that will enhance awareness of our products, expose new customers to the Nutrisystem brand, and provide our direct customers with additional resources for their weight maintenance needs after they have succeeded on our program, all while leveraging the reach and effectiveness of our over $100 million annual marketing spend.”

David Clark, Chief Financial Officer added, “As expected, our balance sheet strengthened in 2011 as we ended the year with $57.6 million of cash, cash equivalents, and marketable securities and only $30 million of outstanding debt under our recently renewed $100 million revolving credit facility. We expect 2012 to be another year of solid cash flow, with positive adjusted EBITDA. Due to the strength of our liquidity position, our Board of Directors authorized a quarterly dividend of 17.5 cents per share.”

Mr. Clark continued, “We are seeing improved financial results in 2012, with revenue growth expected to be in the mid-single digits, and diluted earnings per share in the range of 45 to 55 cents per share. In the first quarter, we are forecasting a loss of 5 to 10 cents per share due to in-quarter promotional strategies designed to build demand for the full year.”

Conference Call and Webcast

Management will host a webcast to discuss fourth quarter 2011 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website. Interested parties unable to access the conference call via the webcast may dial 1-913-312-1486, and reference conference ID 9014546. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem

Nutrisystem, Inc. (NASDAQ: NTRI) is the number one home delivery weight-loss company. Nutrisystem® products are sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the Nutrisystem® D® program, specifically designed to help people with type 2 diabetes who want to lose weight and manage their diabetes. The Nutrisystem® program is based on 40 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying, good carbohydrate meals that are designed to be heart healthy. The program was named the "Least Expensive Home Delivery Program” by CBS Money Watch in January 2011. The program has no membership fees and provides weight management support and counseling by trained weight-loss coaches and online and mobile weight management tools free of charge. Nutrisystem proudly supports the American Diabetes Association in its movement to Stop Diabetes™, as well as to help in increasing awareness of the correlation between weight loss and improvements in diabetes control. For more information or to become a customer, visit http://www.nutrisystem.com or call 1-800-891-3215. For the healthcare professional, please visit http://www.nutrisystem.com/hcp. Follow Nutrisystem on Twitter @nutrisystem and on Facebook at www.Facebook.com/nutrisystem.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's growth plans and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)
	Three Months Ended		Year Ended
	December 31,		December 31,

	2011	2010	2011	2010

REVENUE	$66,892	$87,862	$401,336	$509,515
COSTS AND EXPENSES:
Cost of revenue	35,694	38,221	198,405	224,806
Marketing	18,089	18,691	110,922	145,868
General and administrative	12,626	16,822	60,812	73,853
Depreciation and amortization	2,882	2,709	12,068	11,773
Total costs and expenses	69,291	76,443	382,207	456,300
Operating (loss) income from continuing operations	(2,399)	11,419	19,129	53,215
OTHER EXPENSE	—	—	—	(32)
INTEREST (EXPENSE) INCOME, net	(60)	(68)	(468)	5
(Loss) income from continuing operations before
income taxes	(2,459)	11,351	18,661	53,188
INCOME TAX (BENEFIT) EXPENSE	(1,309)	4,272	6,400	19,309

(Loss) income from continuing operations	(1,150)	7,079	12,261	33,879
DISCONTINUED OPERATIONS:
Gain (loss) on discontinued operations, net of income
taxes	—	11	—	(242)
Net (loss) income	$(1,150)	$7,090	$12,261	$33,637

BASIC (LOSS) INCOME PER COMMON SHARE:
(Loss) income from continuing operations	$(0.04)	0.25	$0.44	$1.14
Loss from discontinued operations	—	—	—	(0.01)

Net (loss) income	$(0.04)	$0.25	$0.44	$1.13
DILUTED (LOSS) INCOME PER COMMON SHARE:
(Loss) income from continuing operations	$(0.04)	$0.25	$0.43	$1.13
Loss from discontinued operations	—	—	—	(0.01)

Net (loss) income	$(0.04)	$0.25	$0.43	$1.12

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	27,287	26,760	27,033	28,312
Diluted	27,287	27,149	27,325	28,686
Dividends declared per common share	$0.175	$0.175	$0.70	$0.70

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share amounts)
	Year Ended

	December 31,

	2011	2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 47,594	$ 20,376
Marketable securities	10,013	20,843
Receivables	11,198	9,256
Inventories, net	31,514	28,747
Prepaid income taxes	3,350	5,513
Deferred income taxes	1,584	1,854
Supplier advances	2,637	15,240
Other current assets	9,011	11,855

Total current assets	116,901	113,684
FIXED ASSETS, net	29,771	34,324
OTHER ASSETS	3,682	1,945
	$ 150,354	$ 149,953
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 32,581	$ 26,435
Accrued payroll and related benefits	679	4,874
Deferred revenue	2,916	4,488
Other accrued expenses and current liabilities	4,486	3,867

Total current liabilities	40,662	39,664
BORROWINGS UNDER CREDIT FACILITY	30,000	30,000
NON-CURRENT LIABILITIES	4,734	5,313
Total liabilities	75,396	74,977

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued
and outstanding)	—	—
Common stock, $.001 par value (100,000,000 shares authorized; shares issued and outstanding – 28,180,705 at December 31, 2011 and 28,099,812 at
December 31, 2010)	28	28
Additional paid-in capital	10,091	3,088
Retained earnings	64,931	71,988
Accumulated other comprehensive loss	(92)	(128)

Total stockholders’ equity	74,958	74,976

$ 150,354

$ 149,953

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)
	Year Ended

	December 31,

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$12,261	$33,637
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operations	—	242
Depreciation and amortization	12,068	11,773
(Gain) loss on disposal of fixed assets	(62)	120
Share–based compensation expense	9,758	10,951
Deferred income tax (benefit) expense	(384)	4,118
Realized loss on sales of marketable securities	34	—
Changes in operating assets and liabilities:
Receivables	(1,942)	3,682
Inventories, net	(2,767)	23,265
Supplier advances	12,333	(15,240)
Other assets	2,980	(1,086)
Accounts payable	6,777	(6,766)
Accrued payroll and related benefits	(4,195)	3,784
Deferred revenue	(1,572)	778
Income taxes	2,151	(2,525)
Other accrued expenses and liabilities	(111)	200

Net cash provided by operating activities of continuing operations	47,329	66,933
Net cash used in operating activities of discontinued operations	—	(316)
Net cash provided by operating activities	47,329	66,617
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(10,067)	(540)
Proceeds from sales of marketable securities	20,897	10,000
Capital additions	(8,041)	(19,594)
Proceeds from the sale of fixed assets	122	22

Net cash provided by (used in) investing activities of continuing operations	2,911	(10,112)
Net cash provided by investing activities of discontinued operations	—	112
Net cash provided by (used in) investing activities	2,911	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	30,000	30,000
Repayments of borrowings under credit facility	(30,000)	—
Debt issuance costs	(991)	—
Exercise of stock options	129	124
Taxes related to equity compensation awards, net	(2,842)	(3,079)
Repurchase and retirement of common stock	—	(74,997)
Payment of dividends	(19,318)	(20,662)

Net cash used in financing activities	(23,022)	(68,614)

Effect of exchange rate changes on cash and cash equivalents	—	9
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	27,218	(11,988)

CASH AND CASH EQUIVALENTS, beginning of year	20,376	32,364
CASH AND CASH EQUIVALENTS, end of year	$47,594	$20,376

	NUTRISYSTEM, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS
	(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Adjusted EBITDA	$2,022	$16,907	$40,113	$ 75,772
Non-cash employee compensation
expense	(1,539)	(2,779)	(8,916)	(10,784)
Other expense	—	—	—	(32)
Interest (expense) income, net	(60)	(68)	(468)	5
Income tax benefit (expense)	1,309	(4,272)	(6,400)	(19,309)
Depreciation and amortization	(2,882)	(2,709)	(12,068)	(11,773)

(Loss) income from continuing
operations	$(1,150)	$7,079	$12,261	$ 33,879

Adjusted EBITDA is defined as (loss) income from continuing operations excluding non-cash employee compensation, other expense, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.